                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: NOVEMBER 2001


DISTRIBUTION DATE:
                  12/20/01


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
STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                          Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                                 Amounts
                                                                                                        --------------------------
     (i)     Principal Distribution
             ----------------------
                  Class A-1                                                                      $0.00           $0.000000
                  Class A-2                                                                      $0.00           $0.000000
                  Class A-3                                                                      $0.00           $0.000000
                  Class A-4                                                             $22,343,871.34          $92.406416
                  Class B Amount                                                                 $0.00           $0.000000

    (ii)     Interest Distribution
             ---------------------
                  Class A-1                                                                      $0.00           $0.000000
                  Class A-2                                                                      $0.00           $0.000000
                  Class A-3                                                                      $0.00           $0.000000
                  Class A-4                                                                $777,061.85           $3.213655
                  Class B Amount                                                           $382,415.48           $4.683333

   (iii)     Monthly Servicing Fee                                                         $216,907.88
             ---------------------
                  Monthly Supplemental Servicing Fee                                             $0.00

    (iv)     Class A-1 Principal Balance (end of Collection Period)                              $0.00
             Class A-1 Pool Factor (end of Collection Period)                                0.000000%
             Class A-2 Principal Balance (end of Collection Period)                              $0.00
             Class A-2 Pool Factor (end of Collection Period)                                0.000000%
             Class A-3 Principal Balance (end of Collection Period)                              $0.00
             Class A-3 Pool Factor (end of Collection Period)                               0.0000000%
             Class A-4 Principal Balance (end of Collection Period)                    $156,291,035.74
             Class A-4 Pool Factor (end of Collection Period)                               64.636491%
             Class B Principal Balance (end of Collection Period)                       $81,654,551.40
             Class B Pool Factor (end of Collection Period)                                100.000000%

     (v)     Pool Balance (end of Collection Period)                                   $237,945,587.14

    (vi)     Interest Carryover Shortfall
             ----------------------------
                  Class A-1                                                                      $0.00           $0.000000
                  Class A-2                                                                      $0.00           $0.000000
                  Class A-3                                                                      $0.00           $0.000000
                  Class A-4                                                                      $0.00           $0.000000
                  Class B                                                                        $0.00           $0.000000
             Principal Carryover Shortfall
             -----------------------------
                  Class A-1                                                                      $0.00           $0.000000
                  Class A-2                                                                      $0.00           $0.000000
                  Class A-3                                                                      $0.00           $0.000000
                  Class A-4                                                                      $0.00           $0.000000
                  Class B                                                                        $0.00           $0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                        $21,853,396.82
                  Class B Amount                                                                 $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by
                          the Seller or the Servicer                                    $33,717,573.05

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